EXHIBIT (d)(11)

                                    TXU CORP.

                   SERIES K SENIOR NOTES DUE NOVEMBER 16, 2006

                       SUPPLEMENTAL REMARKETING AGREEMENT


                                 August 11, 2004

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
4 World Financial Center
New York, New York  10080

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019


Ladies and Gentlemen:

          This Supplemental Remarketing Agreement supplements a Remarketing Agreement, dated October 16, 2001, by and among TXU Corp., a Texas corporation ("the Company"), The Bank of New York, not individually but solely as purchase contract agent, trustee and attorney-in-fact of the holders of the Purchase Contracts, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the "Remarketing Agreement"). On July 29, 2004, Goldman Sachs & Co. was replaced as remarketing agent and Banc of America Securities LLC was appointed by the Company as remarketing agent and reset agent ("Appointment Letter"). The Remarketing Agreement, as hereby supplemented and as supplemented by the Appointment Letter, is referred to as the "Agreement", and the terms hereof together with the terms of the Remarketing Agreement and the Appointment Letter constitute the entire agreement among the parties with respect to the Remarketing of the Subject Senior Notes set forth in Schedule I hereto. Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (each, a "Remarketing Agent" and collectively, the "Remarketing Agents") hereby agrees, subject to the terms and conditions set forth herein, to use its reasonable efforts to remarket the Subject Senior Notes. All such Subject Senior Notes have been tendered for remarketing by the holders thereof, or are the pledged Subject Senior Notes of holders of Corporate Units.

          1. Definitions. Terms defined in the Remarketing Agreement are used herein with the meaning ascribed to them therein. Capitalized terms used and not defined in this Agreement or the Remarketing Agreement shall have the meanings assigned to them in the Purchase Contract Agreement, the Pledge Agreement, the Underwriting Agreement and the Indenture, as applicable.


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          2. Representations and Warranties of the Company. The Company
represents and warrants to the Remarketing Agents that:

     (a) The Company, TXU Capital III and TXU Capital IV have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 on October 5, 2001 (Registration Nos. 333-71004, 333-71004-01 and 333-71004-02) for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $800,000,000 aggregate amount of (i) the Company's Common Stock, without par value, and related Preference Stock purchase rights, (ii) the Company's Preference Stock, $25 par value, (iii) the Company's unsecured debt securities ("Debt Securities"), (iv) contracts to purchase shares of Common Stock ("Stock Purchase Contracts"), (v) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities or obligations of third parties ("Stock Purchase Units") and (vi) the preferred trust securities (the "Trust Securities") of TXU Capital III and TXU Capital IV, an equal principal amount of the Company's junior subordinated debentures and guarantees and other obligations of the Company in respect of such Trust Securities. Such registration statement ("Registration Statement No. 333-71004") was declared effective by the Commission on October 5, 2001. In addition, the Company, TXU Capital III and TXU Capital IV have filed with the Commission a registration statement on Form S-3 on July 3, 2001 (Registration Nos. 333-64504, 333-64504-01 and
          333-64504-02) for the registration of $1,200,000,000 aggregate amount of (i) the Company's Common Stock, without par value, and related Preference Stock purchase rights, (ii) the Company's Preference Stock, $25 par value, (iii) the Company's Debt Securities, (iv) the Company's Stock Purchase Contracts, (v) the Company's Stock Purchase Units and
          (vi) Trust Securities of TXU Capital III and TXU Capital IV, an equal principal amount of the Company's junior subordinated debentures and guarantees and other obligations of the Company in respect of such Trust Securities. Such registration statement ("Registration Statement No. 333-64504") was declared effective by the Commission on September 21, 2001. References herein to the term "Registration Statement" as of any date shall be deemed to refer to each of Registration Statement No. 333-71004 and Registration Statement No. 333-64504, each as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 ("Incorporated Documents"). On October 16, 2001, the Company issued and sold 17,500,000 Equity Units, initially consisting of 17,500,000 Corporate Units (the "Initial Equity Units Offering"). On October 23, 2001, the Company issued and sold 2,500,000 Equity Units, initially consisting of 2,500,000 Corporate Units, pursuant to the exercise by the underwriters of their option in Section 4(b) of the Underwriting Agreement (the "Option Equity Units Offering" and together with the Initial Equity Units Offering, the "Equity Units Offering."). Each Corporate Unit initially consisted of a unit comprised of (a) a Purchase Contract, (b) beneficial ownership of a Series K Senior Note due November 16, 2006, having a principal amount of $25 and (c) beneficial ownership of a Series L Senior Note due November 16, 2007, having a principal amount of $25. References herein to the term "Prospectus" as of any given date shall be deemed to refer


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          to the combined prospectus filed pursuant to Rule 424 of the General
          Rules and Regulations of the Securities Act ("Rule 424") relating to the Equity Units Offering, dated October 5, 2001, as supplemented by the prospectus supplement, dated October 10, 2001 and as amended or supplemented as of such date, including all Incorporated Documents as of such date and including any prospectus supplement relating to the Subject Senior Notes. References herein to the term "Effective Date" shall be deemed to refer to the later of the time and date Registration Statement No. 333-71004, any post-effective amendment to Registration Statement No. 333-71004 was declared effective or the time and date of the filing thereafter of the Company's most recent Annual Report on Form 10-K if such filing is made prior to the Remarketing Closing Date set forth in Schedule I hereto (the "Remarketing Closing Date"). The Company will not file any amendment to the Registration Statement or supplement to the Prospectus on or after the date of this Agreement and prior to the Remarketing Closing Date without prior notice to the Remarketing Agents, or to which Dewey Ballantine LLP ("Counsel for the Remarketing Agents") shall reasonably object in writing. For the purposes of this Agreement, any Incorporated Document filed with the Commission on or after the date of this Agreement and prior to the Remarketing Closing Date shall be deemed an amendment or supplement to the Registration Statement and the Prospectus.

     (b) On the Effective Date, the Registration Statement and the prospectus included as part of the Registration Statement fully complied and at the Remarketing Closing Date, the Registration Statement, the Prospectus, the Indenture and the Purchase Contract Agreement will fully comply in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not, and at the Remarketing Closing Date, the Registration Statement will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date, the Prospectus did not, and at the Remarketing Closing Date and on the date it is filed with the Commission pursuant to Rule 424, the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder, and, when read together with the Prospectus on said dates did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph
          (b) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Company by, or on behalf of,


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          any Remarketing Agent for use in connection with the preparation of the Registration Statement or the Prospectus or to any statements in or omissions from the Statements of Eligibility on Form T-1 under the Trust Indenture Act or amendments thereto filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company ("DTC") Book-Entry System that are based solely on information contained in published reports of the DTC.

     (c) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Texas, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Prospectus, and is qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries, considered as a whole.

     (d) Each Material Subsidiary (as defined below): (i) has been incorporated, organized or formed and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (ii) has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as set forth in or contemplated by the Prospectus; and
          (iii) is qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries, considered as a whole. Except as otherwise set forth in or contemplated by the Registration Statement or Prospectus, all of the issued and outstanding shares of capital stock or other ownership interests of Material Subsidiaries have been authorized and validly issued, are fully paid and (except for any directors' qualifying shares) are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as permitted by the Indenture. None of the outstanding shares of capital stock or other ownership interests of Material Subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or certificate of organization or formation, or by-laws or limited liability company agreement or agreement of limited partnership of any Material Subsidiary or under any agreement to which the Company or any Material Subsidiary is a party. "Material Subsidiary" shall mean each of the following companies: TXU US Holdings Company, TXU Energy Company LLC, TXU Electric Delivery Company, TXU Generation Company LP, TXU Energy Retail Company LP, TXU Portfolio Management Company LP, TXU Mining Company LP and TXU Business Services Company.


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     (e)  The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, certificate of incorporation, by-laws or other agreement or instrument to which the Company is now a party.

     (f) This Agreement has been duly authorized, executed and delivered by the Company which has the necessary power and authority to execute, deliver and perform its obligations under this Agreement.

     (g) The Company (i) is not in violation of its certificate of incorporation or by-laws or other organizational documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of the Company and its subsidiaries considered as a whole.

     (h) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding instrument, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) complies as to form with the requirements of the Trust Indenture Act, and (ii) conforms to the description thereof in the Prospectus.

     (i) The Subject Senior Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Remarketing Closing Date, the Subject Senior Notes will conform to the description thereof in the Prospectus. The Company has all requisite corporate power and authority to deliver the Subject Senior Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Prospectus.


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     (j)  No approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction (other than the federal securities laws of the United States of America), as to which the Company makes no representations or warranties) is legally required for the remarketing of the Subject Senior Notes pursuant to this Agreement.

     (k) The financial statements included or incorporated by reference in the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as set forth in the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, incorporated by reference in the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and, except as set forth in the Prospectus, have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Prospectus and the assumptions used in preparing the pro forma financial statements incorporated by reference in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statements amounts.

     (l) Other than as set forth or contemplated in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries taken as a whole.

     (m) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3. Purchase and Sale; Remarketing Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Agents agree to use their reasonable efforts to remarket and have remarketed the Subject Senior Notes at a price of 100.5% of the 3-Year Treasury Portfolio Purchase Price, plus any accrued and unpaid interest thereon. In connection therewith, under the terms of the Subject Senior Notes, the registered holder or holders thereof have agreed, in the manner specified in Section 4 hereof, that the Remarketing Agents shall


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retain as a Remarketing Fee, 0.25% of the 3-Year Treasury Portfolio Purchase
Price, plus any accrued and unpaid interest.

          The Obligations of the Remarketing Agents to use their reasonable efforts hereunder are joint and not several and neither Remarketing Agent agrees to purchase or underwrite any Debt Securities not remarketed by it. If fewer than all of the Subject Senior Notes are remarketed in accordance with the terms hereof, the Remarketing shall be deemed to have failed as to all Subject Senior Notes.

          4. Delivery and Payment. Delivery of payment for the remarketed Subject Senior Notes and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five business days after such date as the Remarketing Agents shall designate), which date and time may be postponed by agreement among the Remarketing Agents, the Company, and the registered holder or holders of the remarketed Subject Senior Notes. Delivery of the Subject Senior Notes to be remarketed was made by the Collateral Agent to the Remarketing Agents on August 10, 2004. Upon a successful Remarketing, the Remarketing Agents may deduct the Remarketing Fee from the amount of such Remarketing proceeds in excess of the 3-Year Treasury Portfolio Purchase Price, plus accrued and unpaid interest, if any, or, if the remarketed Subject Senior Notes are represented by a Global Security, payment of the Remarketing Fee may be made by any method of transfer agreed upon by the Remarketing Agents and the Depositary for the Subject Senior Notes under the Indenture.

          5. Covenants of the Company. The Company agrees that:

     (a) It will promptly deliver to the Remarketing Agents a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of the Company to be in the form as originally filed, including all Incorporated Documents and exhibits and of all amendments thereto.

     (b) It will deliver to the Remarketing Agents, as soon as practicable after the date hereof, as many copies of the Prospectus as of such date as the Remarketing Agents may reasonably request.

     (c) It will cause the Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and advise the Remarketing Agents of the issuance of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which the Company shall have received notice. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the prompt withdrawal or lifting of such order.

     (d) If, during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Remarketing Agents a prospectus covering the Subject Senior Notes is required by law to be delivered in connection with sales by any Remarketing Agent or a dealer, any


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          event relating to or affecting the Company or of which the Company shall be advised in writing by the Remarketing Agents shall occur that in the Company's reasonable opinion after consultation with Counsel for the Remarketing Agents should be set forth in a supplement to, or an amendment of, the Prospectus in order to make the Prospectus not misleading in light of the circumstances when it is delivered to a purchaser, the Company will, at its expense, amend or supplement the Prospectus by either (i) preparing and furnishing to the Remarketing Agents at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (ii) making an appropriate filing pursuant to Section 13 of the Exchange Act, which will supplement or amend the Prospectus so that, as so supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Remarketing Agents, then such Remarketing Agent shall assume the expense of preparing and furnishing any such amendment or supplement. In case any Remarketing Agent is required to deliver a prospectus after the expiration of nine months from the date the Prospectus is filed with the Commission pursuant to Rule 424, the Company, upon such Remarketing Agent's request, will furnish to such Remarketing Agent, at such Remarketing Agents' expense, a reasonable quantity of a supplemental prospectus or supplements to the Prospectus complying with Section 10(a) of the Securities Act.

     (e) It will make generally available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months beginning not earlier than the first day of the month next succeeding the month in which occurred the effective date of the Registration Statement as defined in Rule 158 under the Securities Act.

     (f) It will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Subject Senior Notes for offer and sale under the blue-sky laws of such jurisdictions as the Remarketing Agents may designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

     (g) During the period from the date of this Agreement to the Remarketing Closing Date, the Company will not, without the prior written consent of the Remarketing Agents, directly or indirectly, publicly issue, sell, offer or contract to sell, in the market in which the Subject Senior Notes are being offered and sold, any securities of the Company or any of its subsidiaries which are of the same class as the Subject Senior Notes.

     (h) It will, except as provided herein or in any other agreement between the Company and the Remarketing Agents, pay all expenses and taxes (except transfer taxes) in connection with (i) the remarketing and


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          delivery of the Subject Senior Notes as provided in Section 5 hereof
          (including, without limitation, all trustee and rating agency fees),
          (ii) the qualification of the Subject Senior Notes under blue-sky laws (including counsel fees not to exceed $7,500 and reasonable disbursements of counsel), and (iii) the printing and delivery to the Remarketing Agents of reasonable quantities of the Registration Statement and, except as provided in Section 5(d) hereof, of the Prospectus. The Company shall not, however, be required to pay any amount for any expenses of the Remarketing Agents, except that, if this Agreement shall be terminated in accordance with the provisions of Section 6 or 8 hereof, the Company will reimburse the Remarketing Agents (i) for the fees and disbursements of Dewey Ballantine LLP, Counsel for the Remarketing Agents, whose fees and disbursements, together with fees and disbursements of any other counsel retained by the Remarketing Agents, the Remarketing Agents agree to pay in any other event, and (ii) for its reasonable out-of-pocket expenses, in an aggregate amount not exceeding $5,000, incurred in contemplation of the performance of this Agreement. The Company shall not in any event be liable to the Remarketing Agents for damages on account of loss of anticipated profits.

          6. Conditions of Remarketing Agents' Obligations. The obligations of the Remarketing Agents to purchase and pay for the Subject Senior Notes shall be subject to the accuracy of the representations and warranties made herein on the part of the Company, to the performance by the Company of its obligations to be performed hereunder prior to the Remarketing Closing Date, and to the following conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) prior to 5:30 P.M., New York time, on the second business day after the date of this Agreement, or such other time and date as may be approved by the Remarketing Agents.

     (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Remarketing Closing Date; and the Remarketing Agents shall have received a certificate, dated the Remarketing Closing Date and signed by an officer of the Company, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Company threatened by, the Commission.

     (c) On the Remarketing Closing Date, the Remarketing Agents shall have received from David P. Poole, Senior Vice President and Associate General Counsel of TXU Business Services Company, Thelen Reid & Priest LLP, Counsel for the Company, and Dewey Ballantine LLP, Counsel for the Remarketing Agents, opinions in substantially the form and substance prescribed in Schedules II, III and IV hereto (i) with such changes therein as may be agreed upon by the Company and the Remarketing Agents, with the approval of Counsel for the Remarketing Agents, and (ii) if the Prospectus relating to the Subject Senior Notes shall be supplemented or amended after the Prospectus shall have


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          been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

     (d) On and as of the Remarketing Closing Date, the Remarketing Agents shall have received from Deloitte & Touche LLP a letter to the effect that (i) they are the independent registered public accounting firm with respect to the Company, within the meaning of the Securities Act and the applicable published rules and regulations thereunder, (ii) in their opinion, the consolidated financial statements audited by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations thereunder, (iii) on the basis of a reading of the unaudited amounts of operating revenues and net income included or incorporated by reference in the Prospectus and the related consolidated financial statements from which these amounts were derived, the latest available unaudited consolidated financial statements of the Company and the minute books of the Company and inquiries of officers of the Company and of certain direct and indirect subsidiaries of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the Public Company Accounting Oversight Board (United States) and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the Remarketing Agents' purposes), nothing has come to their attention which caused them to believe that (A) any material modifications should be made to unaudited condensed consolidated financial statements of the Company included in the quarterly reports, incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles, (B) the unaudited condensed consolidated financial statements included in the quarterly reports do not conform in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations thereunder adopted by the Commission, and (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock of the Company, short-term bank loans, commercial paper, long term debt or long term debt due currently of the Company or decrease in its net assets (excluding changes due to Other Comprehensive Income), in each case as compared with amounts shown in the most recent consolidated balance sheets of the Company included or incorporated by reference in the Prospectus, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur or which are occasioned by the declaration of a regular quarterly dividend or the acquisition of long-term debt for sinking fund purposes, or which are described in such letter, (iv) they have compared the dollar amounts (or percentages or ratios derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus as reasonably requested by the Remarketing Agents (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its consolidated subsidiaries subject to the internal controls of the accounting system


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          of such companies or are derived indirectly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (e) Since the most recent dates as of which information is given in the Registration Statement or the Prospectus, there shall not have been any material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, whether or not in the ordinary course of business, and, since such dates, there shall not have been any material transaction entered into by any of the Company and the Material Subsidiaries, in each case other than transactions in the ordinary course of business and transactions contemplated by the Registration Statement or Prospectus, and at the Remarketing Closing Date the Remarketing Agents shall have received a certificate to such effect dated the Remarketing Closing Date and signed by an officer of the Company.

     (f) All legal proceedings to be taken in connection with the Remarketing of the Subject Senior Notes as described in the Prospectus shall have been satisfactory in form and substance to Counsel for the Remarketing Agents.

     (g) At the Remarketing Closing Date, (i) the Subject Senior Notes shall be rated at least "Ba1" by Moody's Investors Service, Inc. ("Moody's"), "BBB-" by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P"), and "BBB-" by Fitch Ratings ("Fitch"), and the Company shall have delivered to the Remarketing Agents a letter from each such rating agency, or other evidence satisfactory to the Remarketing Agents, confirming that the Subject Senior Notes have such ratings, and (ii) neither Moody's, S&P nor Fitch shall have, since the date of this Supplemental Remarketing Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Subject Senior Notes or any securities of the Company which are of the same class as the Subject Senior Notes, or of the financial condition of the Company.

          In case any of the conditions specified above in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Remarketing Agents upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 5(h) and 7 hereof.

          7. Indemnification.

     (a) The Company shall indemnify, defend and hold harmless each Remarketing Agent, each Remarketing Agent's officers and members, or directors, and each person who controls any Remarketing Agent within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Remarketing Agent and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any Remarketing Agent, or on behalf of any Remarketing Agent by Counsel for the Remarketing Agents, expressly for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility and under the Trust Indenture Act of any trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 7 shall not inure to the benefit of any Remarketing Agent (or any officer or director of such Remarketing Agent or of any person controlling such Remarketing Agent) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Subject Senior Notes to any person if a copy of the Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Remarketing Agents at or prior to the time of written confirmation of the Remarketing involved) (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Remarketing Agent with or prior to the written confirmation of the Remarketing involved unless the alleged omission or alleged untrue statement was not corrected in the Prospectus at the time of such written confirmation. The indemnity agreement of the Company contained in this Section 7 and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Remarketing Agents, the Remarketing Agents' officers or directors or any such controlling person, and shall survive the remarketing of the Subject Senior Notes.

     (b) Each Remarketing Agent shall, severally and not jointly, indemnify, defend and hold harmless the Company, the Company's officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including any Incorporated Document deemed to be an amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent, or on behalf of the Remarketing Agent by Counsel for the Remarketing Agent, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The Remarketing Agents hereby furnish to the Company in writing expressly for use in the Prospectus the Price to the Public on the front cover page and the fourth and fifth paragraphs in the "Remarketing" section of the pricing supplement, dated August 11, 2004. Each of the Remarketing Agents and the Company acknowledges that the statements in the Prospectus referenced in the prior sentence constitute the only information furnished in writing by or on behalf of the Remarketing Agents expressly for use in the Prospectus. The indemnity agreement of the Remarketing Agents contained in this Section 7 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, its directors or its officers, any Remarketing Agent, or any such controlling person, and shall survive the delivery of the Subject Senior Notes.

     (c) The Company and the relevant Remarketing Agent each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the Remarketing Agents agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

     (d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Remarketing Agents on the other hand from the remarketing of the Subject Senior Notes to purchasers by the Remarketing Agents pursuant to this Agreement, (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Remarketing Agents each agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, no Remarketing Agent shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Subject Senior Notes remarketed by it were offered, over (ii) the amount of any damages which such Remarketing Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     (e) The indemnification and contribution provisions contained in Section 7 of this Supplemental Remarketing Agreement shall supersede and replace any indemnification or contribution provisions contained in the Remarketing Agreement; provided, however, that this Section 7 shall neither supersede nor replace any obligations of the Company to indemnify for or contribute to any claims, losses, damages or liabilities of any Indemnified Party (as defined in the Remarketing Agreement) relating to or arising out of any acts or omissions by the Indemnified Party in connection with its functions specified in or contemplated by the Remarketing Agreement other than the offering of the Subject Senior Notes to subsequent purchasers by the Indemnified Party as Remarketing Agent.

          8. Termination. This Agreement may be terminated, at any time prior to the Remarketing Closing Date, by the Remarketing Agents by written notice to the Company if after the date hereof and at or prior to the Remarketing Closing Date, (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC ("AMEX") or the NASDAQ Stock Market, Inc. ("NASDAQ") or there shall have been established by the NYSE, AMEX or NASDAQ or by the Commission or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (b) there shall have occurred any (i) new material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) new material other national or international calamity or crisis, or any material adverse change in the financial, political or economic conditions affecting the United States, including, but not limited to, an escalation of hostilities that existed prior to the date of this Agreement, or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable or inadvisable, in the reasonable judgment of the Remarketing Agent, for the Remarketing Agents to proceed with the remarketing of the Subject Senior Notes on the terms and in the manner contemplated by the Prospectus. This Agreement may also be terminated with respect to the Subject Senior Notes at any time prior to the Remarketing Closing Date by the Remarketing Agents if, in their reasonable judgment, the subject matter of any amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplement relating solely to the activity or activities of any Remarketing Agent or Remarketing Agents) prepared and issued by the Company after the effectiveness of this Agreement shall have disclosed a material adverse change in the business, property or financial condition of the Company and its subsidiaries, considered as a whole, whether or not in the ordinary course of business, that has materially impaired the marketability of the Subject Senior Notes. Any termination hereof pursuant to this Section 8 shall be without liability of any party to any other party except as otherwise provided in Sections 5(h) and 7 hereof.

          9. Miscellaneous.

               (a) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement shall inure to the benefit of the Company, the Remarketing Agents and, with respect to the provisions of Section 7 hereof, each director, officer and controlling person referred to in said Section 7, and their respective successors. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term "successor" as used herein shall not include any purchaser, as such purchaser, of any of the Subject Senior Notes from the Remarketing Agents.

               (b) The Company acknowledges that the Remarketing Agents have not provided and will not provide advice on any accounting or tax issues in connection with the Remarketing. The Company will consult its own advisors with respect to such tax and accounting issues. Each of the Remarketing Agents and the Company has consulted their own legal advisors with respect to legal issues with respect to the Remarketing.

          10. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid or transmitted by facsimile. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer; if to the Remarketing Agents or Reset Agents, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 24th Floor, New York, New York 10080, Attention: Mary Ryan and to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Lily Chang, and if to the Purchase Contract Agent, to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or to such other address as any of the above shall specify to the other in writing.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Remarketing Agents.

                                            Very truly yours,

                                            TXU CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            THE BANK OF NEW YORK not
                                            individually but solely as Purchase
                                            Contract Agent, trustee and as
                                            attorney-in-fact for the holders of
                                            the Purchase Contracts


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED


By:
   ----------------------------------
   Name:
   Title:


BANC OF AMERICA SECURITIES LLC


By:
  -----------------------------------
  Name:
  Title:

                                   SCHEDULE I


Title of Subject Senior Notes:  Series K Senior Notes due November 16, 2006


Reset Spread:  1.8% (180 basis points)


Applicable Benchmark Treasury: CUSIP 912828BP4 (maturity November 15, 2006)


Coupon : 4.446%


Underwriting Agreement, dated as of October 10, 2001, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.


Minimum % to be remarketed by Merrill Lynch, Pierce, Fenner & Smith
Incorporated:  50%


Minimum % to be remarketed by Banc of America Securities LLC:  50%


Remarketing Closing Date, Time and Location: 10:00 A.M., New York time, on August 16, 2004 at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York

                                   SCHEDULE II

                         [Letterhead of David A. Poole]


                                              August 16, 2004


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
4 World Financial Center
New York, New York  10080

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

as Remarketing Agents named in the
Supplemental Remarketing Agreement, dated August 11, 2004, among TXU Corp., The Bank of New York, as Purchase
Contract Agent, and the Remarketing Agents


Ladies and Gentlemen:

     I am Senior Vice President and Associate General Counsel of TXU Business Services Company. As such, I have acted as counsel to TXU Corp. (the "Company") in connection with the remarketing of its Subject Senior Notes (the "Securities") pursuant to the Remarketing Agreement, dated October 16, 2001, by and among the Company, The Bank of New York, as Purchase Contract Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co., as remarketing agents, as supplemented by the Appointment Letter and by the Supplemental Remarketing Agreement, dated August 11, 2004 (the "Supplemental Remarketing Agreement"), among the Company, The Bank of New York, as Purchase Contract Agent, Merrill Lynch and Banc of America Securities LLC, as Remarketing Agents.

     Terms not otherwise defined herein are used with the meanings ascribed to them in the Supplemental Remarketing Agreement.

     In so acting I (or attorneys in the Legal Department with whom I have consulted) have participated in or reviewed the corporate proceedings in connection with the authorization, execution and delivery of the Remarketing Agreement, the Supplemental Remarketing Agreement, the Indenture and the Subject Senior Notes. I (or attorneys in the Legal Department with whom I have consulted) have also examined such other documents and satisfied myself as to such other matters as I have deemed necessary as a basis for the conclusions of law contained in the opinions enumerated below. I have relied as to various questions of fact upon the representations and warranties of the Company contained in the Supplemental Remarketing Agreement and, where I deemed appropriate, on certificates of public officials. I have relied upon a certificate of the trustee under the Indenture as to the authentication of the Subject Senior Notes. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as photostatic or certified copies.

     Upon the basis of my familiarity with these transactions and with the affairs and properties of the Company generally, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has the corporate power and authority: (a) to execute, deliver and perform its obligations under the Remarketing Agreement, the Supplemental Remarketing Agreement and the Indenture and (b) to own its property and assets and to conduct the business which it is now conducting.

     2. The Remarketing Agreement and the Supplemental Remarketing Agreement have been duly authorized, executed and delivered by the Company.

     3. The Subject Senior Notes and the Indenture have been duly authorized, executed and delivered by the Company.

     4. Other than as stated, referred to or incorporated by reference in the Registration Statement and the Prospectus, there are no material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject, and, to my knowledge, no such proceedings are contemplated.

     5. No other approval, authorization, consent or order of any public board or body of the State of Texas (other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction, as to which I do not express any opinion) is legally required to be obtained by the Company for the remarketing of the Subject Senior Notes pursuant to the Remarketing Agreement and the Supplemental Remarketing Agreement.

     6. Each Material Subsidiary of the Company has been incorporated, organized or formed and is validly existing and subsisting as a corporation or other legal entity under the laws of the jurisdiction of its incorporation, organization or formation; each Material Subsidiary has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Prospectus, and to my knowledge, is qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as a whole; and except as set forth in or contemplated by the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other common ownership interests of each Material Subsidiary has been authorized and, to my knowledge, all such shares or interests are validly issued and fully paid and (except for directors' qualifying shares) are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or as otherwise permitted by the terms of the Indenture.

     In the course of the preparation of the information relating to the Company contained in the Registration Statement and the Prospectus (including the documents incorporated therein by reference), I (or attorneys in the Legal Department with whom I have consulted) had discussions with certain of its officers and representatives and certain officers and representatives of certain of its subsidiaries, with other legal counsel to the Company, with Deloitte & Touche LLP, the Company's independent registered public accounting firm who audited certain of the financial statements incorporated by reference in the Registration Statement and the Prospectus, and with certain of your officers and employees and your counsel, but, except as any such information relates to me, I (and the attorneys in the Legal Department with whom I have consulted) made no independent verification of the accuracy or completeness of the representations and statements made to me (or to the attorneys in the Legal Department with whom I have consulted) by the Company or the information included by the Company in the Registration Statement and the Prospectus and take no responsibility therefore except as set forth in paragraph 5 above. However, my examination of the information relating to the Company contained in the Registration Statement and the Prospectus and my discussions did not disclose to me anything which gives me reason to believe that (except as to the financial statements and schedules and other financial and statistical data contained therein and except as to those parts of the Registration Statement that constitute the Forms T-1, as to which I do not express any opinion or belief) (i) the Registration Statement, as of the Effective Date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, included, or on the date hereof includes, an untrue statement of a material fact or on such dates omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This opinion is limited to the laws of the State of Texas.

                                        Very truly yours,

                                  SCHEDULE III

                    [Letterhead of Thelen Reid & Priest LLP]


                                            August 16, 2004


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
4 World Financial Center
New York, New York 10080

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

as Remarketing Agents named in the
Supplemental Remarketing Agreement, dated August 11, 2004, among TXU Corp., The Bank of New York, as Purchase
Contract Agent, and the Remarketing Agents


Ladies and Gentlemen:

     We have acted as counsel to TXU Corp. (the "Company") in connection with the remarketing of its Subject Senior Notes (the "Securities") pursuant to the Remarketing Agreement, dated October 16, 2001, by and among the Company, The Bank of New York, as Purchase Contract Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co., as remarketing agents, as supplemented by the Appointment Letter and by the Supplemental Remarketing Agreement, dated August 11, 2004 (the "Supplemental Remarketing Agreement"), among the Company, The Bank of New York, as Purchase Contract Agent, Merrill Lynch and Banc of America Securities LLC, as Remarketing Agents.

     Terms not otherwise defined herein are used with the meanings ascribed to them in the Supplemental Remarketing Agreement.

     In so acting we have participated in or reviewed the corporate proceedings in connection with the authorization, execution and delivery of the Remarketing Agreement, the Supplemental Remarketing Agreement, the Indenture and the Subject Senior Notes. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary as a basis for the conclusions of law contained in the opinions enumerated below. We have relied as to various questions of fact upon the representations and warranties of the Company contained in the Supplemental Remarketing Agreement and, where we deemed appropriate, on certificates of public officials. We have relied upon a certificate of the trustee under the Indenture as to the authentication of the Subject Senior Notes. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals


                                     III-1
and the conformity to original documents of all documents submitted to us as photostatic or certified copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     1. The Remarketing Agreement and the Supplemental Remarketing Agreement have been duly authorized, executed and delivered by the Company.

     2. The Subject Senior Notes and the Indenture have been duly authorized, executed and delivered by the Company; the Subject Senior Notes are entitled to the benefits of the Indenture; and the Subject Senior Notes and the Indenture are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

     3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

     4. The statements made in the Prospectus under the captions "Specific Terms of the Remarketed Series K Notes", "Specific Terms of the Senior Notes" and "Description of Debt Securities", insofar as they purport to constitute a summary of the terms of the documents and instruments referred to therein, constitute an accurate summary of the terms of such documents in all material respects.

     5. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

     6. The Registration Statement, as of the Effective Date, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, (except as to financial statements and schedules and other financial and statistical data contained therein, as to which we do not express any opinion, and except for those parts of the Registration Statement that constitute the Forms T-1, as to which we do not express any opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder; the Incorporated Documents (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which we do not express any opinion or belief), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; and the Registration Statement has become and is effective under the Securities Act and, to our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act.

     7. No other approval, authorization, consent or order of any public board or body of the United States of America or the States of New York or Texas (other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any jurisdiction (other than the federal


                                     III-2
securities laws of the United States of America), as to which we do not express any opinion) is legally required to be obtained by the Company for the remarketing of the Subject Senior Notes pursuant to the Remarketing Agreement and the Supplemental Remarketing Agreement.

     We hereby confirm as our opinion the statements under the caption "Material Federal Income Tax Consequences" in the Prospectus.

     In the course of the preparation of the information relating to the Company contained in the Registration Statement and the Prospectus (including the documents incorporated therein by reference) we had discussions with certain of its officers and representatives and certain officers and representatives of certain of its subsidiaries, with other counsel for the Company, with Deloitte & Touche LLP, the independent registered public accounting firm who audited certain of the financial statements incorporated by reference in the Registration Statement and the Prospectus, and with certain of your officers and employees and your counsel, but we made no independent verification of the accuracy or completeness of the representations and statements made to us by the Company or the information included by the Company in the Registration Statement and the Prospectus and take no responsibility therefore except as set forth in paragraph 4 above. However, our examination of the information relating to the Company contained in the Registration Statement and the Prospectus and our discussions did not disclose to us anything which gives us reason to believe that (except as to the financial statements and schedules and other financial and statistical data contained therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which we do not express any opinion or belief) (i) the Registration Statement, as of the Effective Date, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, included, or on the date hereof includes, an untrue statement of a material fact or on such dates omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, to the extent set forth herein, the laws of the State of Texas. We do not hold ourselves out as experts in the laws of the State of Texas. As to all matters of Texas law, we have, with your consent, relied upon the opinion of David P. Poole, Senior Vice President and Associate General Counsel of TXU Business Services Company. We believe that you and we are justified in relying on such opinion.

                                        Very truly yours,


                                        THELEN REID & PRIEST LLP


                                     III-3

                                   SCHEDULE IV

                      [Letterhead of Dewey Ballantine LLP]


                                            August 16, 2004


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
4 World Financial Center
New York, New York  10080

Banc of America Securities LLC
9 West 57th Street
New York, New York  10019

as Remarketing Agents named in the
Supplemental Remarketing Agreement, dated August 11, 2004, among TXU Corp., The Bank of New York, as Purchase
Contract Agent, and the Remarketing Agents

Ladies and Gentlemen:

     We have acted as counsel to the you in connection with your remarketing of the Subject Senior Notes pursuant to the Remarketing Agreement, dated October 16, 2001, by and among the Company, The Bank of New York, as Purchase Contract Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co., as remarketing agents, as supplemented by the Supplemental Remarketing Agreement, dated August 11, 2004 (the "Supplemental Remarketing Agreement"), among the Company, The Bank of New York, as Purchase Contract Agent, Merrill Lynch and Banc of America Securities LLC, as Remarketing Agents.

     Terms not otherwise defined herein are used with the meanings ascribed to them in the Supplemental Remarketing Agreement.

     This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, to the extent set forth herein, the laws of the State of Texas. We do not hold ourselves out as experts on the laws of the State of Texas. We have, with your consent, relied upon an opinion of even date herewith addressed to you by David P. Poole, Senior Vice President and Associate General Counsel of TXU Business Services Company, as to the matters covered in such opinion relating to Texas law. We have reviewed such opinion and believe that it is satisfactory and that you and we are justified in relying thereon. We have also reviewed the opinion of Thelen Reid & Priest LLP, Counsel to the Company, required by paragraph (c) of Section 6 of the Supplemental Remarketing Agreement, and we believe such opinion to be satisfactory.

     We have, in addition, examined the documents described in the list of closing papers as having been delivered to you at the closing and such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to express this opinion. We have not examined the Subject Senior Notes, except specimens thereof, and have relied upon a certificate of the trustee under the Indenture as to the authentication of the Subject Senior Notes. As to various questions of fact material to this opinion, we have relied upon representations of the Company and statements in the Registration Statement hereinafter mentioned. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

        Based on the foregoing, we are of the opinion that:

     1. The Remarketing Agreement and the Supplemental Remarketing Agreement have been duly authorized, executed and delivered by the Company;

     2. The Subject Senior Notes and the Indenture have been duly authorized, executed and delivered by the Company; the Subject Senior Notes are entitled to the benefits of the Indenture; and the Subject Senior Notes and the Indenture are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity;

     3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

     4. The statements made in the Prospectus under the caption "Specific Terms of the Remarketed Series K Notes", "Specific Terms of the Senior Notes "and "Description of Debt Securities", insofar as they purport to constitute a summary of the terms of the documents and instruments referred to therein, constitute an accurate summary of the terms of such documents and instruments in all material respects;

     5. No other approval, authorization, consent or order of any public board or body of the United States of America or the States of New York or Texas (other than in connection or in compliance with the blue-sky laws of the States of New York or Texas, as to which we express no opinion) is legally required to be obtained by the Company for the remarketing of the Subject Senior Notes pursuant to the Remarketing Agreement and the Supplemental Remarketing Agreement; and

     6. The Registration Statement, at the Effective Date, and the Prospectus at the time it was filed with the Commission pursuant to Rule 424 (except in each case as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1, as to which we do not express any opinion) complied as to form in all material respects with the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder.

     In passing upon the form of the Registration Statement and the form of the Prospectus, we necessarily assume the correctness and completeness of the statements made by the Company and the information included in the Registration Statement and the Prospectus and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph 4 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have had discussions with certain of the Company's officers and representatives, and officers and representatives of certain of its subsidiaries, with counsel for the Company, with Deloitte & Touche LLP, the independent registered public accounting firm who audited certain of the financial statements incorporated by reference in the Registration Statement and the Prospectus, and with certain of your representatives. Our examination of the Registration Statement and the Prospectus and our discussions did not disclose to us any information which gives us reason to believe that at the Effective Date the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), or at the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus or as to those parts of the Registration Statement that constitute the Forms T-1.

     This opinion is given to you solely for your use in connection with the Supplemental Remarketing Agreement and the transactions contemplated thereunder and may not be relied upon by any other person or for any other purpose without our express written consent. This opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance that hereafter comes to our attention, or any change in law that hereafter occurs.

                                        Very truly yours,


                                        DEWEY BALLANTINE LLP